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                         CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Trustees of
The Galaxy Fund:


             We hereby consent to the following with respect to Post-Effective Amendment No. 35 to the Registration Statement on Form N-1A (File No. 33-4806) under the Securities Act of 1933, as amended, of The Galaxy Fund:

             1. The incorporation by reference of our report dated December 19, 1997 accompanying the financial statements of the Asset Allocation Fund, Equity Income Fund, Growth and Income Fund, Equity Value Fund, Equity Growth Fund, Small Cap Value Fund, Small Company Equity Fund and International Equity Fund (eight series of The Galaxy Fund) as of October 31, 1997 into the applicable Statement of Additional Information.

             2. The incorporation by reference of our report dated December 19, 1997 accompanying the financial statements of the Short-Term Bond Fund, Intermediate Government Income Fund, Corporate Bond Fund and High Quality Bond Fund (four series of The Galaxy Fund) as of October 31, 1997 into the applicable Statement of Additional Information.

             3. The reference to our firm under the heading "Financial Highlights" in the Prospectuses.

             4. The reference to our firm under the headings "Auditors" and "Financial Statements" in the Statements of Additional Information.


                                             /s/ PricewaterhouseCoopers LLP
                                             ------------------------------
Boston, Massachusetts                            PricewaterhouseCoopers LLP
October 5, 1998